Exhibit 3.1(b)

Schedule identifying omitted documents and setting forth the differences between the omitted documents and Exhibit 3.1(a) to this Report on Form 8-K

This schedule identifies certain documents omitted from this Report on Form 8-K (the “Omitted Documents”) and the differences between the Omitted Documents and the Certificate of Trust for Protective Life Secured Trust 2006-2 filed as Exhibit 3.1(a) to this Report on Form 8-K (“Exhibit 3.1(a)”).

1. Omitted Document 1:  Certificate of Trust for Protective Life Secured Trust 2006-3

Differences

Trust named in and formed by Omitted Document 1: Protective Life Secured Trust 2006-3

2. Omitted Document 2:  Certificate of Trust for Protective Life Secured Trust 2006-4 (the “Trust”)

Differences

Trust named in and formed by Omitted Document 2: Protective Life Secured Trust 2006-4

3. Omitted Document 3:  Certificate of Trust for Protective Life Secured Trust 2006-5 (the “Trust”)

Differences

Trust named in and formed by Omitted Document 3: Protective Life Secured Trust 2006-5

4. Omitted Document 4:  Certificate of Trust for Protective Life Secured Trust 2006-6 (the “Trust”)

Differences

Trust named in and formed by Omitted Document 4: Protective Life Secured Trust 2006-6